Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) of our report dated June 23, 2014, relating to the statement of assets and liabilities of Tekla Healthcare Opportunities Fund as of June 2, 2014, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

July 28, 2014